UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 29, 2011 (August 29, 2011)
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Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-34709	05-0574281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13927 South Gessner Road, Missouri City, TX 77489 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (713) 972-9200
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Norman H. Pedersen, II (“Mr. Pedersen”), age 56, has been promoted to the position of General Manager for the EAME (Europe, Africa, and Middle East) division, with increased policy making responsibilities as of the date of this report. He joined Global in 2006 as Operations Manager, worldwide marine, overseeing operations in India, the Gulf of Mexico, Mexico and Colombia. He then transitioned to Operations Manager for the Latin America division helping Global operate in Argentina, Brazil and Colombia, until his nomination as General Manager - EAME division. Mr. Pedersen has over 30 years of experience worldwide and throughout all disciplines of the seismic industry. He began his career in the seismic industry in 1980 with Western Geophysical (n/k/a WesternGeco, a business segment of Schlumberger), in Dhahran Saudi Arabia, working in the Aramco Processing Center, where he ultimately became Processing Supervisor. In 1985, Mr. Pedersen joined the field operations as QC/APM and worked throughout several of the Saudi oil fields in Tanzania. In 1986, he was assigned to Latin American operations as a Party Manager in Peru. Mr. Pedersen served as Field Supervisor in Colombia and Argentina, and, in 1991, became the Operations Manager for Nigeria operations. He then served as Country Manager for Nigeria, Colombia and Argentina before moving to Houston as the Latin America Operations Manager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

August 29, 2011	By:	/s/ P. Mathew Verghese
P. Mathew Verghese
Senior Vice President and Chief Financial Officer